Exhibit 10.7
                                  -------------

                          STRATEGIC ALLIANCE AGREEMENT
                          ----------------------------

     This STRATEGIC ALLIANCE AGREEMENT (this "Agreement") is entered into by and between Synthonics Technologies, Inc., a Utah Corporation ("Synthonics") and Knowledge LINK, a California Company ("KL") with respect to the terms of a strategic working relationship between the two companies.

                                    RECITALS
                                    --------

     A. Whereas, Synthonics represents that it is a provider of software tools for the generation, of 3D content, and that these tools are collectively referred to as Rapid Virtual RealityTM (RVRTM),

     B. Whereas, Synthonics represents that it has developed and patented the technology known as Rapid Virtual Reality(TM),

     C. Whereas, Synthonics desires to make its RVR(TM) technology available for use by KL on a non-exclusive basis,

     D. Whereas, KL represents that it is a provider of custom electronic commerce solutions,

     E.  Whereas,  KL  represents  that its  customers  are comprised of leading
consumer   electronics,   home  appliance,   home  automation,   and  healthcare
manufacturers,

     F. Whereas, KL desires to integrate Synthonics' RVR(TM) technology into its custom electronic commerce solutions,

     G. Whereas, both parties desire to establish a formal working relationship between the two companies that is focused on servicing the needs of the electronic commerce industry.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, based upon the foregoing and in consideration of the covenants, agreements, warranties and representations hereinafter set forth, the parties hereto hereby agree as follows:

1.   Definitions:
     -----------

     1.1 Rapid Virtual Reality(TM) (RVRTM) A suite of 3D software tools consisting of Optical Tape Measure, Camera Parameter Tracker, 3D Model Maker, Single Object Viewer, Multi-Object Viewer, Anaglyph Generator, 3D Stereo Movie Maker, File Converter, and M-PEG Converter.

     1.2  Content  All  imagery,   including  two  dimensional  (2D)  and  three
dimensional (3D), required for electronic catalogs and storefronts developed by KL.

     1.3 Preferred Source A pre-selected supplier of a specifically identified product or service for which competitive bids are not required. To retain the preferred source supplier status, a supplier must remain competitive.

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2.   Operating Relationship.
     ----------------------

     2.1 Synthonics grants KL a license to incorporate or to include any of the RVR(TM) software tools, defined above in Paragraph l.l, as part of electronic commerce solutions that it provides to its customers.

     2.2 KL designates Synthonics as its preferred source for content to be used in any of the electronic catalogs or storefronts that it develops for its customers.

     2.3 Synthonics agrees to make reasonable changes to the RVR(TM) suite of tools as requested by KL.

     2.4 Synthonics shall provide support services to KL as its "in-house" 3D technical resource.

     2.5 The use of its RVR(TM) tools by KL is on a non-exclusive basis and Synthonics is free to make its RVR(TM) tools available to other entities operating in the electronic commerce or any other industry.

     2.6 Synthonics grants KL the right of first refusal relative to the exclusive use of the RVR(TM) tools for the electronic commerce industry. Prior to the signing of any agreement for the use of its RVR(TM) tools with any company that competes with KL, Synthonics shall allow KL to exercise its right to procure the exclusive use of RVR(TM) for the electronic commerce industry. The value of an exclusive use agreement shall be determined by Synthonics at the time of the intended exercise of this right by KL.

3.   Payment Terms.
     --------------

     3.1 Synthonics shall be paid a license fee of one hundred dollars ($100) per month for each website produced by KL that contains any of the tools included in the RVR(TM) suite of tools. A cap of one thousand dollars ($1,000) per month applies to contracted CEDIA members only.

     3.2 Synthonics shall be paid at the rate it quotes for all content that it generates for KL. A progress schedule of payments shall be utilized for all work performed in this manner.

     3.3 Synthonics shall be paid at the rate of fifty dollars ($50) per hour for all maintenance support required by KL or its customers. Synthonics shall provide a weekly summary log to KL of the hours it has invested in maintenance.

     3.4 Synthonics shall be paid at the rate it quotes for any customization of its RVR(TM) tools that is required by KL.

     3.5 Synthonics shall be financially responsible for incorporating "fixes" to any of its RVR(TM) tools. KL agrees, as much as possible, to accumulate fix requests so as to be included as a general update to a specific RVR(TM) tool.

     3.6 License payments payable to Synthonics by KL are due at the end of every month in which they were incurred. All other payments to Synthonics by KL are due upon receipt of an invoice from Synthonics.

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4.   Length of Agreement.
     -------------------

     4.1 This Agreement shall be in effect for twelve (12) months from the date of signing by both parties. It is the intent of both parties to continue their Strategic Alliance beyond twelve (12) months. Therefore, it is both parties intent to re-negotiate the terms of this Agreement on or before the twelfth month anniversary of this Agreement.

5.   Infringement.
     ------------

     5.1 Synthonics hereby authorizes KL, at its option, to bring independent infringement actions, including law suits, against third-party infringers of the RVR(TM) on behalf of itself and/or Synthonics.

     5.2 Synthonics agrees to defend and hold KL harmless in case of an infringement action brought by a third party against KL for any and all utilization of the RVR(TM) technology by KL.

     5.3 KL agrees to defend and hold Synthonics harmless in case of an infringement action brought by a third party against KL for any and all utilization of technology and content not directly provided by Synthonics. Further, KL agrees to defend and hold Synthonics harmless for any liability claim made by its clients or its client's customers.

6.   Confidentiality.
     ---------------

     6.1  Synthonics  and KL agree and  understand  that the RVR(TM)  technology licensed hereunder and the KL technology to which Synthonics may be exposed to contains certain information that is confidential and proprietary which the parties expressly agree to retain in strictest confidence and to use only in conjunction with and pursuant to the teems of this Agreement. The parties further agree to keep all protected technology, source code and all related documentation confidential and not to disclose such information to any third party. Both Synthonics and KL shall require any sub-contractor and each of their employees granted access to the confidential information to execute confidentiality agreements under which the third party and their employee agree to limit their use of the confidential information to not disclose or make any other use of the source code and/or related documentation except for purposes expressly authorized by Synthonics or KL. The parties shall further require such third parties to return all source code and documentation with respect to the confidential information after the third party has completed the project involving the confidential information for which they were hired.

     6.2 The parties obligations with respect to such confidential information shall survive the termination of this Agreement for a period of three years. Notwithstanding anything to the contrary in Section 6.1, both Synthonics and KL shall not be prohibited frown using or disclosing information which:

          (a) is already available to the public as of the date of this Agreement;

          (b) becomes publicly available through no fault of Synthonics (or the fault of its employees or agents) or KL (or the fault of its employees or agents);

7.   Termination.
     -----------

     7.1 This Agreement and the license granted hereunder shall terminate if either party commits an act of or is subject to a Default. A "Default" means any one or more of the following events:

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          (a) The nonpayment of any amount due hereunder, or

          (b) a material breach of a term or condition of this Agreement.

     7.2 Upon the occurrence of a Default, the non-defaulting party shall provide written notice to the other party of the Default and the defaulting party shall have fifteen (15) days from the defaulting party's receipt of notice of Default to cure the same. If the defaulting party shall not effect such cure then this Agreement shall terminate. The parties' rights as set forth in this
Section 7 are cumulative and in addition to any other rights the parties may have at law or in equity.

8.   General Terms.
     -------------

     8.1 Synthonics shall have the right, upon reasonable request and during normal business hours, to audit KL's books to verify revenue from sources utilizing the RVR(TM) technology.

     8.2 If a dispute arises resulting from a discrepancy in the payment of the license fee, an audit shall be performed by an independent auditor as appointed and agreed to by both parties. The payment of the audit and all fees and expenses ancillary and necessary thereto shall born by the parties as follows:

          (a) Synthonics agrees to pay all fees and expenses of the audit if the aggregate of the license fees paid by KL to Synthonics differs by less than 10 % of the aggregate of the fees that the independent audit determines should have been paid to Synthonics.

          (b) KL agrees to pay all fees and expenses of the audit if the aggregate of the license fees paid by KL to Synthonics differs by 10% or more than the aggregate of the fees that the independent audit determines should have been paid to Synthonics.

     8.3 KL and its principals, employees, and agents agrees not to use, replicate, disburse or divulge any of the technology developed on behalf of and paid for by Synthonics.

     8.4 KL and Synthonics agree that if this Agreement is terminated prematurely, for any reason, both Synthonics and KL shall maintain and hold in confidence each others technology and not disclosure any such technology of the other without the expressed written consent of the other party except as set forth herein.

9.   Miscellaneous.
     -------------

     9.1 The parties will not incur liability to each other for failing to perform any obligation under this Agreement if such failure results from a force majeure or any force beyond their reasonable control.

     9.2 This Agreement may be executed in any number of copies, each of which shall be deemed to be an original and all of which taken together shall constitute but one instrument. The headings and organization of this Agreement are included and used solely for convenience of reference and shall not constitute a part in this Agreement for any other purpose

     9.3 This Agreement shall be deemed made and accepted in and governed by the laws of the State of California. The state and federal courts situated in California shall have exclusive jurisdiction and venue to hear all disputes arising out of or related to this Agreement.

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     9.4 The waiver of any breach of any covenant or condition of this Agreement shall not hinder or otherwise prevent the subsequent enforcement of said covenant or condition.

     9.5 Synthonics shall have the right to assign any and all rights and obligations granted or incurred hereunder. KL shall not have the right to assign, or otherwise transfer, without the prior written consent of Synthonics, any and all rights and obligations created hereunder and such assignment or other transfer by KL without such consent shall be null and void and of no effect.

     9.6 If any of the provisions in this Agreement shall for any reason be declared or held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     9.7 Notices under this Agreement shall be in writing and shall, for all purposes, be sent by registered or certified mail, return receipt requested, postage prepaid, properly addressed to the parties at the addresses set forth below, or at such other address for either party as may be specified by such party for purposes of this Agreement:

          If to KL, addressed to:
          ----------------------
          Sunil Mehrotra, President
          1012 Candlecrest Drive
          Westlake Village, California 91362

          If to Synthonics, addressed to:
          ------------------------------
          F. Michael Budd, President
          31324 Via Colinas
          Suite 106
          Westlake Village, California 91362

     9.8 This Agreement is the entire agreement between the parties hereto and supersedes all previous letters, understandings, or verbal agreements which relate to the working relationship between the two parties. No modification of this Agreement shall be binding on the parties hereto unless such modification is in writing and duly signed by each party.

     IN  WITNESS   WHEREOF,   the   parties   have   caused   their   authorized
representatives to make and sign this Agreement.

                                        Knowledge LINK


Dated: 2/17/98                          /s/ Sunil Mehrotra
                                        ---------------------------------------
                                        By:  Sunil Mehrotra
                                        Its: President & CEO



                                        Synthonics Technologies, Inc.


Dated: 2/17/98                          /S/ F. Michael Budd
                                        ---------------------------------------
                                        By:  F. Michael Budd
                                        Its: President


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